UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 24, 2006

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Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	0-29058	82-0487965
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

570 S. Clearwater Loop, Building 1000, Suite D, Post Falls, ID 83854

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 208-457-9409

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

The Company entered into a Consent and Agreement with LifeNexus, Inc., a Nevada corporation on April 24, 2006.  Lifestream and LifeNexus are parties to a Patent License Agreement and a Trademark License Agreement both dated October 1, 2005.  This Consent and Agreement provides LifeNexus’ consent to the transactions contemplated by a Patent and Trademark Assignment and License Assumption Agreement (see below for further details).  A copy of the Consent and Agreement is attached as exhibit 99.1.

The Company entered into a Patent and Trademark Assignment and License Assumption Agreement (the “Agreement”) with RAB Special Situations (Master) Fund Limited (“RAB”) on April 26, 2006.  Lifestream sold, assigned and transferred to RAB Lifestream’s entire right, title and interest in and to the Patents and the Patent License Agreement, subject to the provisions of the Patent License Agreement, and Lifestream sold, assigned and transferred to RAB, Lifestream’s entire right, title and interest in and to the Trademarks and the Trademark License Agreement, subject to the provisions of the Trademark License Agreement.  As consideration for these assignments, Lifestream's indebtedness to RAB was reduced by $4,500,000, as follows: (a) the Convertible Notes shall be cancelled effective as of the close of business on April 28, 2006; and (b) effective as of the close of business on April 28, 2006, the indebtedness pursuant to the Loan Agreement was reduced by $1,020,000.  A copy of the “Patent and Trademark Assignment and License Assumption Agreement” is attached as exhibit 99.2.

Item 9.01.

Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

None.

(b)

Pro Forma Financial Information.

None.

(c)

Shell company transactions.

None.

(c)

Exhibits.

99.1

Consent and Agreement between Lifestream Technologies, Inc., and LifeNexus, Inc., dated April 24, 2006.

99.2

Patent and Trademark Assignment and License Assumption Agreement between Lifestream Technologies, Inc., and RAB Special Situations (Master) Fund Limited dated April 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFESTREAM TECHNOLOGIES, INC.

By:	/s/ MATT COLBERT
Matt Colbert Acting Chief Executive Officer and Interim Chief Financial Officer (Acting Principal Executive Officer and Interim Principal Financial and Accounting Officer)

Date:  May 16, 2006